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                                                                    Exhibit 5(c)

                        [BARNES & THORNBURG LETTERHEAD]

                                                                     May 6, 1999


Joseph E. Seagram & Sons, Inc.
375 Park Avenue
New York, New York  10152

The Seagram Company Ltd.
1430 Peel Street
Montreal, Quebec
Canada H3A 1S9

Ladies and Gentleman:

         We are acting as Indiana counsel to Joseph E. Seagram & Sons, Inc., an Indiana corporation (the "Company"), in connection with the Registration Statement on Form S-3 of the Company and The Seagram Company Ltd., a Canadian corporation (the "Guarantor"), under the Securities Act of 1933, as amended (the "Act"), being filed today with the Securities and Exchange Commission (the "Registration Statement"), which Registration Statement also constitutes post-effective amendments (the "Post-Effective Amendments") to registration statements on Form S-3 (Registration Nos. 333-62921 and 333-4136) of the Company and the Guarantor, relating to the Company's (i) debt securities consisting of debentures, notes and/or other unsecured evidences of indebtedness ("Debt Securities"), in one or more series, (ii) Class A Preferred Stock ("Preferred Stock"), in one or more series, and (iii) warrants ("Warrants") to purchase Debt Securities or Preferred Stock, as well as guarantees of the Guarantor ("Guarantees"), which may be issued in connection with Debt Securities, Preferred Stock and Warrants (Debt Securities, Preferred Stock and Warrants are collectively referred to as the "Securities"), to be issued and sold by the Company and, if applicable, the Guarantor from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $2,770,000,000 (or the equivalent thereof in foreign denominated currencies or composite currencies).

         We have examined, and have relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.
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Joseph E. Seagram & Sons, Inc.
The Seagram Company Ltd.
May 6, 1999
Page 2


         In addition, we have assumed that (i) the Registration Statement and the Post-Effective Amendments will have become effective; (ii) a Prospectus Supplement will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby; (iii) all Securities issued will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement, the Post-Effective Amendments, and the appropriate Prospectus Supplement; (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company, the Guarantor (when applicable) and the other parties thereto and will be governed by the laws of the State of New York; and (v) any securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

         Based on the foregoing, we are of the opinion that, under the laws of the State of Indiana:

                  (1) With respect to the Debt Securities, when (i) all necessary corporate action has been taken by the Company to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, and (ii) such Debt Securities shall have been duly executed, authenticated, issued and delivered in accordance with the laws of the State of Indiana and the State of New York, the provisions of the Indenture dated as of September 15, 1991 (the "Indenture"), among the Company, the Guarantor and The Bank of New York, as Trustee, a copy of which has been incorporated by reference as an exhibit to the Registration Statement, and the applicable definitive purchase, underwriting, or similar agreement approved by the Board of Directors of the Company (the "Board") or by an officer of the Company acting pursuant to authority delegated by the Board, upon payment of the consideration therefor provided for therein, such Debt Securities will be validly issued and will constitute valid and legally binding obligations of the Company, in accordance with and subject to the terms thereof. We express no opinion as to any corporate action required to be taken by either the Guarantor or The Bank of New York, as Trustee, and, for purposes of this opinion, expressly assume that all required corporate action has been duly and validly taken by each of them.

                  (2) With respect to Preferred Stock, when (i) all necessary corporate action has been taken by the Company to approve the issuance and terms of the Preferred Stock, the terms of the offering thereof and related matters, and (ii) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board or by an executive officer of the Company acting pursuant to authority delegated by the Board, upon payment of the consideration therefor provided for therein, or (b) upon conversion or exercise of any other security, in accordance with the terms of such security or the instrument governing such security providing for such conversion or exercise as approved by the Board or by an executive officer of the Company
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Joseph E. Seagram & Sons, Inc.
The Seagram Company Ltd.
May 6, 1999
Page 3


         acting pursuant to authority delegated by the Board, for the consideration approved by the Board or by such an officer, the Preferred Stock will be validly issued, fully paid and non-assessable. We express no opinion as to any corporate action required to be taken by the Guarantor, and, for purposes of this opinion, expressly assume that all required corporate action has been duly and validly taken by it.

                  (3) With respect to Warrants, assuming that the applicable Warrant Agreement or Agreements are governed by the law of the State of New York and when (i) all necessary corporate action has been taken by the Company to approve the creation of and issuance and terms of the Warrants, the terms of the offering thereof and related matters, (ii) the Warrant Agreement or Agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the Warrant Agent appointed by the Company, and (iii) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate Warrant Agreement or Agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board or by an executive officer of the Company acting pursuant to authority delegated by the Board, upon payment of the consideration therefor provided for therein, the Warrants will be duly authorized and validly issued. We express no opinion as to any corporate action required to be taken by the Guarantor, and, for purposes of this opinion, expressly assume that all required corporate action has been duly and validly taken by it.

         Our opinions set forth above are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         We are qualified to practice law in the State of Indiana. We do not purport to be experts on any law other than the laws of the United States or the State of Indiana. We are not expressing any opinion concerning any law other than the laws of the State of Indiana, and, insofar as Indiana law is involved, we are not expressing any opinion concerning either the applicability of, or compliance with, Indiana laws relating to the distribution of securities.

         This opinion letter is rendered to you in connection with the above-described transactions, and may not be relied upon by you for any other purpose, or relied upon, or furnished to, any other person, firm or corporation without our prior written consent; provided, however, that we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the Post-Effective Amendments and to the reference to us under the caption "Legal Matters" in the Prospectus forming a part thereof.
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Joseph E. Seagram & Sons, Inc.
The Seagram Company Ltd.
May 6, 1999
Page 4


         This opinion (including the consent set forth in the preceding paragraph) applies to any Securities registered pursuant to Rule 462(b) under the Act and may be incorporated by reference into any registration statement filed pursuant to such Rule with respect to such Securities.

                                             Very truly yours,



                                             BARNES & THORNBURG